As filed with the Securities and Exchange Commission on April 29, 2010
Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
BAKER HUGHES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	76-0207995
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
2929 Allen Parkway, Suite 2100
Houston, Texas 77019-2118
(Address of Principal Executive Offices, including Zip Code)
BJ Services Company 1995 Incentive Plan
BJ Services Company 1997 Incentive Plan
BJ Services Company 2000 Incentive Plan
Amended and Restated BJ Services Company 2003 Incentive Plan
(Full title of the plan)
Alan R. Crain, Esq.
Senior Vice President and General Counsel
Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, Texas 77019-2118
(713) 439-8600
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Christine B. LaFollette
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
(713) 220-5800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to be		maximum	Proposed maximum
Title of securities to be	registered		offering price	aggregate offering	Amount of
registered	(1)		per Share(6)	price(6)	registration fee
Common Stock, $1.00 par value per share	602	(2)	$50.85	$30,612	$3
Common Stock, $1.00 par value per share	43,310	(3)	$53.51	$2,317,519	$166
Common Stock, $1.00 par value per share	2,938,471	(4)	$56.88	$167,140,231	$11,918
Common Stock, $1.00 par value per share	1,513,116	(5)	$31.04	$46,967,121	$3,349
Total	4,495,499				$15,436 (7)

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also relates to an indeterminate number of additional shares of common stock that may become issuable pursuant to anti-dilution and adjustment provisions of the above-referenced plans.

(2)	Represents shares of the Registrant’s common stock reserved for issuance in connection with the merger (the “Merger”) of BJ Services Company (“BJ Services”) with and into BSA Acquisition LLC, a wholly owned subsidiary of the Registrant as a result of the conversion of BJ Services options issued under the BJ Services Company 1995 Incentive Plan into adjusted stock rights to purchase the Registrant’s common stock pursuant to the merger agreement.

(3)	Represents shares of the Registrant’s common stock reserved for issuance in connection with the Merger as a result of the conversion of BJ Services options issued under the BJ Services Company 1997 Incentive Plan into adjusted stock rights to purchase the Registrant’s common stock pursuant to the merger agreement.

(4)	Represents shares of the Registrant’s common stock reserved for issuance in connection with the Merger as a result of the conversion of BJ Services options issued under the BJ Services Company 2000 Incentive Plan into adjusted stock rights to purchase the Registrant’s common stock pursuant to the merger agreement.

(5)	Represents shares of the Registrant’s common stock reserved for issuance in connection with the Merger as a result of the conversion of BJ Services options issued under the Amended and Restated BJ Services Company 2003 Incentive Plan into adjusted stock rights to purchase the Registrant’s common stock pursuant to the merger agreement.

(6)	Estimated pursuant to Rule 457 under the Securities Act solely for purposes of calculating the registration fee. The maximum offering price per share is computed on the basis of the weighted average exercise price of the adjusted stock rights relating to the options issued under each of the BJ Services Company 1995 Incentive Plan, the BJ Services Company 1997 Incentive Plan, the BJ Services Company 2000 Incentive Plan and the Amended and Restated BJ Services Company 2003 Incentive Plan.

(7)	On October 14, 2009, the Registrant filed a registration statement on Form S-4 (File No. 333-162463) as amended by Amendments 1, 2 and 3, which was declared effective on February 12, 2010, registering shares of the Registrant’s common stock to be issued in connection with the Merger. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to this Registration Statement on Form S-8 in the amount of $15,436 is offset by up to $13,799 in registration fees previously paid by the Registrant with respect to 4,589,497 shares of the Registrant’s common stock that were registered but not issued in connection with the Merger. Accordingly, a filing fee of $1,637 is being paid at this time.

INTRODUCTORY STATEMENT
          On April 28, 2010, Baker Hughes Incorporated (the “Company” or the “Registrant”) and BJ Services Company, a Delaware corporation (“BJ Services”), consummated the merger (the “Merger”) of BJ Services with and into BSA Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), with Merger Sub surviving the Merger as provided by the Agreement and Plan of Merger dated as of August 30, 2009 (the “Merger Agreement”) by and among the Company, BJ Services and Merger Sub. BJ Services’ common stock, par value $0.10 per share (the “BJ Services Common Stock”), is no longer outstanding, and shares of BJ Services Common Stock only represent the right to receive the consideration described in the Merger Agreement consisting of shares of the Company’s common stock, par value $1.00 per share (“Company Common Stock”), and cash.
          In connection with the Merger, and as of the effective time of the Merger, each option (a “BJ Services Option”) to purchase shares of BJ Services Common Stock granted under the BJ Services Company 1995 Incentive Plan, the BJ Services Company 1997 Incentive Plan, the BJ Services Company 2000 Incentive Plan and the Amended and Restated BJ Services Company 2003 Incentive Plan (together, the “BJ Services Plans”), whether vested or unvested, that was outstanding and unexercised immediately prior to the effective time of the Merger ceased to represent a right to purchase shares of BJ Services Common Stock and was converted into a stock right (an “Adjusted Stock Right”) to acquire Company Common Stock. Each such Adjusted Stock Right is subject to the same terms and conditions as applied to each such BJ Services Option immediately prior to the effective time of the Merger, except that as of the effective date of the Merger, the BJ Services Option as so assumed and converted shall be fully vested and shall be exercisable for a number of shares of Company Common Stock at an exercise price per share of Company Common Stock as determined pursuant to the Merger Agreement. On April 28, 2010, the Company assumed all rights and obligations under the BJ Services Plans.
          This Registration Statement has been filed for the purpose of registering the 4,495,499 shares of Company Common Stock issuable upon the exercise of the Adjusted Stock Rights related to the options granted pursuant to the BJ Services Plans.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          The documents containing the information specified in Part I of this Registration Statement on Form S-8 have been or will be sent or given to each participant in the BJ Services Plans as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated herein by reference pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The documents listed below that the Company previously filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:
•	The description of the Common Stock contained in the Registration Statement on Form 8-A/A filed with the Commission on August 24, 2007;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 3, 2010; and

•	Current Reports on Form 8-K filed with the Commission on February 4, 2010, February 23, 2010, March 16, 2010, March 22, 2010, March 31, 2010, April 1, 2010, April 7, 2010, April 23, 2010, April 28, 2010 and April 29, 2010.
          All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished pursuant to any current report on Form 8-K, after the date of this Registration Statement and prior to the filing of a Post-Effective Amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
          Any statement in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          The validity of the securities has been passed upon by William D. Marsh, the Company’s Assistant Secretary and Deputy General Counsel. As of March 31, 2010, Mr. Marsh owned 16,056 shares of Company Common Stock (including presently exercisable options that are or will become exercisable in the next 60 days and restricted stock) and an additional 9,457 options to purchase shares of Company Common Stock.
Item 6. Indemnification of Directors and Officers.
          The Company’s Restated Certificate of Incorporation contains a provision that eliminates the personal liability of a director to the Company and its stockholders for monetary damages for breach of his fiduciary duty as a director to the extent currently allowed under the Delaware General Corporation Law. If a director were to breach such duty in performing his duties as a director, neither the Company nor its stockholders could, under certain circumstances, recover monetary damages from the director, and the only course of action available to the Company’s stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in the Company’s Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder’s only remedy is to enjoin the completion of the Company’s board of directors’ action, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and the Company would have no effective remedy against the directors. Under the Company’s Restated Certificate of Incorporation, liability for monetary damages remains for (a) any breach of the duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of an improper dividend or improper repurchase of the Company’s stock under Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit. The Company’s Restated Certificate of Incorporation further provides that in the event the Delaware General Corporation Law is amended to allow the further elimination or limitation of the liability of directors, then the liability of the Company’s directors shall be limited or eliminated to the fullest extent permitted by the amended Delaware General Corporation Law.
          Under Article III of the Company’s Restated Bylaws as currently in effect and indemnification agreements with the Company’s officers and directors (the “Indemnification Agreements”), each person who is or was a director or officer of the Company or a subsidiary of the Company, or who serves or served any other enterprise or organization at the request of the Company or a subsidiary of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.

          Under such law, to the extent that such person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director or officer of the Company, or serves or served any other enterprise or organization at the request of the Company, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.
          Under such law, if unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, such a person shall be indemnified against both (a) expenses, including attorneys’ fees, and (b) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.
          If unsuccessful in defense of a suit brought by or in the right of the Company or if such a suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that if such person is adjudged to be liable to the Company, he cannot be made whole for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.
          The Indemnification Agreements provide directors and officers with specific contractual assurance that indemnification and advancement of expenses will be available to them regardless of any amendments to or revocation of the indemnification provisions of the Company’s Restated Bylaws. The Indemnification Agreements provide for indemnification of directors and officers against both stockholder derivative claims and third-party claims. Sections 145(a) and 145(b) of the Delaware General Corporation Law, which grant corporations the power to indemnify directors and officers, specifically authorize lesser indemnification in connection with derivative claims than in connection with third-party claims.
          Delaware corporations are also authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors’ and officers’ liability insurance policy.
          Pursuant to the Merger Agreement:
               (i) All rights to indemnification existing in favor of the current or former directors, officers and employees of BJ Services and its subsidiaries as provided in the organizational and governing documents or indemnification agreements of BJ Services and its subsidiaries, in each case as in effect as of the date of the Merger Agreement with respect to matters occurring prior to the effective time of the Merger, will survive the Merger and will continue in full force and effect as obligations of Merger Sub for a period of not less than six years after the effective time of the Merger, unless otherwise required by law. Baker Hughes agreed to guarantee the full performance of these indemnification obligations by Merger Sub.
               (ii) BJ Services has purchased “tail” liability insurance policies for the former directors and officers of BJ Services with respect to claims arising from facts or events that existed or occurred prior to or at the effective time of the Merger. Such policies contain coverage equivalent to the coverage provided under BJ Services former director and officer insurance policies and will remain in place for six years from the effective date of the Merger.
Item 7. Exemption from Registration Claimed.
          Not applicable.

Item 8. Exhibits.
4.1	Specimen Common Stock Certificate of Baker Hughes Incorporated (previously filed as Exhibit 3 to Form 8-A/A filed August 24, 2007 and incorporated herein by reference).

4.2	BJ Services Company 1995 Incentive Plan (filed as Exhibit 4.5 to BJ Services’ Registration Statement on Form S-8 (No. 33-58637) and incorporated herein by reference).

4.3	Amendments effective January 25, 1996, and December 12, 1996, to BJ Services Company 1995 Incentive Plan (filed as Exhibit 10.9 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 1996 (No. 1-10570), and incorporated herein by reference).

4.4	Amendment effective July 22, 1999 to BJ Services Company 1995 Incentive Plan (filed as Exhibit 10.25 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 1999 (No. 1-10570), and incorporated herein by reference).

4.5	Amendment effective January 27, 2000 to BJ Services Company 1995 Incentive Plan (filed as Appendix B to BJ Services’ Proxy Statement dated December 20, 1999 (No. 1-10570) and incorporated herein by reference).

4.6	Amendment effective May 10, 2001 to BJ Services Company 1995 Incentive Plan (filed as Appendix B to BJ Services’ Proxy Statement dated April 10, 2001 and (No. 1-10570) incorporated herein by reference).

4.7	Eighth Amendment effective October 15, 2001 to BJ Services Company 1995 Incentive Plan (filed as Exhibit 10.12 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 2001 (No. 1-10570) and incorporated herein by reference).

4.8	Tenth Amendment effective December 5, 2008 to BJ Services Company 1995 Incentive Plan (filed as Exhibit 10.1 to BJ Services’ Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008 (No. 1-10570) and incorporated herein by reference).

4.9	BJ Services Company 1997 Incentive Plan (filed as Appendix B to BJ Services’ Proxy Statement dated December 22, 1997 (No. 1-10570) and incorporated herein by reference).

4.10	Amendment effective July 22, 1999 to BJ Services Company 1997 Incentive Plan (filed as Exhibit 10.26 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 1999 (No. 1-10570) and incorporated herein by reference).

4.11	Amendment effective January 27, 2000 to BJ Services Company 1997 Incentive Plan (filed as Appendix C to BJ Services’ Proxy Statement dated December 20, 1999 (No. 1-10570) and incorporated herein by reference).

4.12	Amendment effective May 10, 2001 to BJ Services Company 1997 Incentive Plan (filed as Appendix C to BJ Services’ Proxy Statement dated April 10, 2001 (No. 1-10570) and incorporated herein by reference).

4.13	Fifth Amendment effective October 15, 2001 to BJ Services Company 1997 Incentive Plan (filed as Exhibit 10.17 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 2001 (No. 1-10570) and incorporated herein by reference).

4.14	Eighth Amendment effective November 15, 2006 to BJ Services Company 1997 Incentive Plan (filed as Exhibit 10.3 to BJ Services’ Current Report on Form 8-K filed on December 13, 2006 and incorporated herein by reference).

4.15	Ninth Amendment effective October 13, 2008 to BJ Services Company 1997 Incentive Plan (filed as Exhibit 10.16 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 2008 (No. 1-10570) and incorporated herein by reference).

4.16	Tenth Amendment effective December 5, 2008 to BJ Services Company 1997 Incentive Plan (filed as Exhibit 10.2 to BJ Services’ Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008 (No. 1-10570) and incorporated herein by reference).

4.17	BJ Services Company 2000 Incentive Plan (filed as Appendix B to BJ Services’ Proxy Statement dated December 20, 2000 (No. 1-10570) and incorporated herein by reference).

4.18	First Amendment effective March 22, 2001 to BJ Services Company 2000 Incentive Plan (filed as Exhibit 10.2 to BJ Services’ Registration Statement on Form S-8 (No. 333-73348) and incorporated herein by reference).

4.19	Second Amendment effective May 10, 2001 to BJ Services Company 2000 Incentive Plan (filed as Appendix D to BJ Services’ Proxy Statement dated April 10, 2001 (No. 1-10570) and incorporated herein by reference).

4.20	Third Amendment effective October 15, 2001 to BJ Services Company 2000 Incentive Plan (filed as Exhibit 10.24 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 2001 (No. 1-10570) and incorporated herein by reference).

4.21	Fifth Amendment effective November 15, 2006 to BJ Services Company 2000 Incentive Plan (filed as Exhibit 10.4 to BJ Services’ Current Report on Form 8-K filed on December 13, 2006 (No. 1-10570) and incorporated herein by reference).

4.22	Sixth Amendment effective October 13, 2008 to BJ Services Company 2000 Incentive Plan (filed as Exhibit 10.22 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 2008 (No. 1-10570) and incorporated herein by reference).

4.23	Seventh Amendment effective December 5, 2008 to BJ Services Company 2000 Incentive Plan (filed as Exhibit 10.3 to BJ Services’ Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008 (No. 1-10570) and incorporated herein by reference).

4.24	Amended and Restated BJ Services Company 2003 Incentive Plan (filed as Appendix A to BJ Services’ Proxy Statement dated December 15, 2008 (No. 1-10570) and incorporated herein by reference).

4.25	First Amendment effective March 19, 2009 to the Amended and Restated BJ Services Company 2003 Incentive Plan (filed as Exhibit 10.1 to BJ Services’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 (No. 1-10570) and incorporated herein by reference).

4.26	Form of Incentive Stock Option Assumption Agreement (filed as Exhibit 4.5 to the Current Report on Form 8-K of Baker Hughes Incorporated filed on April 28, 2010 (No. 1-09397) and incorporated herein by reference).

4.27	Form of Nonqualified Stock Option Assumption Agreement (filed as Exhibit 4.6 to the Current Report on Form 8-K of Baker Hughes Incorporated filed on April 28, 2010 (No. 1-09397) and incorporated herein by reference).

5.1*	Opinion of William D. Marsh, Deputy General Counsel of Baker Hughes Incorporated, as to the legality of the securities.

23.1*	Consent of William D. Marsh, Deputy General Counsel of Baker Hughes (included in Opinion filed as Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	filed herewith
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of April, 2010.

BAKER HUGHES INCORPORATED
By:	/s/ Chad C. Deaton
Chad C. Deaton
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chad C. Deaton, Peter A. Ragauss and Alan J. Keifer, and each of them, any of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file any or all amendments to this registration statement, including post-effective amendments to this registration statement, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 28th day of April, 2010, by the following persons in the capacities indicated below.

Signature	Title

/s/ Chad C. Deaton	Chairman of the Board, President and Chief Executive
(Chad C. Deaton)	Officer (principal executive officer)

/s/ Peter A. Ragauss	Senior Vice President and Chief Financial Officer
(Peter A. Ragauss)	(principal financial officer)

/s/ Alan J. Keifer	Vice President and Controller (principal accounting
(Alan J. Keifer)	officer)

/s/ Larry D. Brady	Director
(Larry D. Brady)

/s/ Clarence P. Cazalot, Jr.	Director
(Clarence P. Cazalot, Jr.)

/s/ Edward P. Djerejian	Director
(Edward P. Djerejian)

/s/ Anthony G. Fernandes	Director
(Anthony G. Fernandes)

/s/ Claire W. Gargalli	Director
(Claire W. Gargalli)

Director
(Pierre H. Jungels)

Signature	Title

/s/ James A. Lash	Director
(James A. Lash)

/s/ J. Larry Nichols	Director
(J. Larry Nichols)

/s/ H. John Riley, Jr.	Director
(H. John Riley, Jr.)

/s/ Charles L. Watson	Director
(Charles L. Watson)

Director
(J.W. Stewart)

Director
(James L. Payne)

INDEX TO EXHIBITS

Exhibit
Number

4.1	Specimen Common Stock Certificate of Baker Hughes Incorporated (previously filed as Exhibit 3 to Form 8-A/A filed August 24, 2007 and incorporated herein by reference).

4.2	BJ Services Company 1995 Incentive Plan (filed as Exhibit 4.5 to BJ Services’ Registration Statement on Form S-8 (No. 33-58637) and incorporated herein by reference).

4.3	Amendments effective January 25, 1996, and December 12, 1996, to BJ Services Company 1995 Incentive Plan (filed as Exhibit 10.9 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 1996 (No. 1-10570), and incorporated herein by reference).

4.4	Amendment effective July 22, 1999 to BJ Services Company 1995 Incentive Plan (filed as Exhibit 10.25 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 1999 (No. 1-10570), and incorporated herein by reference).

4.5	Amendment effective January 27, 2000 to BJ Services Company 1995 Incentive Plan (filed as Appendix B to BJ Services’ Proxy Statement dated December 20, 1999 (No. 1-10570) and incorporated herein by reference).

4.6	Amendment effective May 10, 2001 to BJ Services Company 1995 Incentive Plan (filed as Appendix B to BJ Services’ Proxy Statement dated April 10, 2001 and (No. 1-10570) incorporated herein by reference).

4.7	Eighth Amendment effective October 15, 2001 to BJ Services Company 1995 Incentive Plan (filed as Exhibit 10.12 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 2001 (No. 1-10570) and incorporated herein by reference).

4.8	Tenth Amendment effective December 5, 2008 to BJ Services Company 1995 Incentive Plan (filed as Exhibit 10.1 to BJ Services’ Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008 (No. 1-10570) and incorporated herein by reference).

4.9	BJ Services Company 1997 Incentive Plan (filed as Appendix B to BJ Services’ Proxy Statement dated December 22, 1997 (No. 1-10570) and incorporated herein by reference).

4.10	Amendment effective July 22, 1999 to BJ Services Company 1997 Incentive Plan (filed as Exhibit 10.26 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 1999 (No. 1-10570) and incorporated herein by reference).

4.11	Amendment effective January 27, 2000 to BJ Services Company 1997 Incentive Plan (filed as Appendix C to BJ Services’ Proxy Statement dated December 20, 1999 (No. 1-10570) and incorporated herein by reference).

Exhibit
Number

4.12	Amendment effective May 10, 2001 to BJ Services Company 1997 Incentive Plan (filed as Appendix C to BJ Services’ Proxy Statement dated April 10, 2001 (No. 1-10570) and incorporated herein by reference).

4.13	Fifth Amendment effective October 15, 2001 to BJ Services Company 1997 Incentive Plan (filed as Exhibit 10.17 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 2001 (No. 1-10570) and incorporated herein by reference).

4.14	Eighth Amendment effective November 15, 2006 to BJ Services Company 1997 Incentive Plan (filed as Exhibit 10.3 to BJ Services’ Current Report on Form 8-K filed on December 13, 2006 and incorporated herein by reference).

4.15	Ninth Amendment effective October 13, 2008 to BJ Services Company 1997 Incentive Plan (filed as Exhibit 10.16 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 2008 (No. 1-10570) and incorporated herein by reference).

4.16	Tenth Amendment effective December 5, 2008 to BJ Services Company 1997 Incentive Plan (filed as Exhibit 10.2 to BJ Services’ Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008 (No. 1-10570) and incorporated herein by reference).

4.17	BJ Services Company 2000 Incentive Plan (filed as Appendix B to BJ Services’ Proxy Statement dated December 20, 2000 (No. 1-10570) and incorporated herein by reference).

4.18	First Amendment effective March 22, 2001 to BJ Services Company 2000 Incentive Plan (filed as Exhibit 10.2 to BJ Services’ Registration Statement on Form S-8 (No. 333-73348) and incorporated herein by reference).

4.19	Second Amendment effective May 10, 2001 to BJ Services Company 2000 Incentive Plan (filed as Appendix D to BJ Services’ Proxy Statement dated April 10, 2001 (No. 1-10570) and incorporated herein by reference).

4.20	Third Amendment effective October 15, 2001 to BJ Services Company 2000 Incentive Plan (filed as Exhibit 10.24 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 2001 (No. 1-10570) and incorporated herein by reference).

4.21	Fifth Amendment effective November 15, 2006 to BJ Services Company 2000 Incentive Plan (filed as Exhibit 10.4 to BJ Services’ Current Report on Form 8-K filed on December 13, 2006 (No. 1-10570) and incorporated herein by reference).

4.22	Sixth Amendment effective October 13, 2008 to BJ Services Company 2000 Incentive Plan (filed as Exhibit 10.22 to BJ Services’ Annual Report on Form 10-K for the year ended September 30, 2008 (No. 1-10570) and incorporated herein by reference).

4.23	Seventh Amendment effective December 5, 2008 to BJ Services Company 2000 Incentive Plan (filed as Exhibit 10.3 to BJ Services’ Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008 (No. 1-10570) and incorporated herein by reference).

4.24	Amended and Restated BJ Services Company 2003 Incentive Plan (filed as Appendix A to BJ Services’ Proxy Statement dated December 15, 2008 (No. 1-10570) and incorporated herein by reference).

4.25	First Amendment effective March 19, 2009 to the Amended and Restated BJ Services Company 2003 Incentive Plan (filed as Exhibit 10.1 to BJ Services’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 (No. 1-10570) and incorporated herein by reference).

4.26	Form of Incentive Stock Option Assumption Agreement (filed as Exhibit 4.5 to the Current Report on Form 8-K of Baker Hughes Incorporated filed on April 28, 2010 (No. 1-09397) and incorporated herein by reference).

Exhibit
Number

4.27	Form of Nonqualified Stock Option Assumption Agreement (filed as Exhibit 4.6 to the Current Report on Form 8-K of Baker Hughes Incorporated filed on April 28, 2010 (No. 1-09397) and incorporated herein by reference).

5.1*	Opinion of William D. Marsh, Deputy General Counsel of Baker Hughes Incorporated, as to the legality of the securities.

23.1*	Consent of William D. Marsh, Deputy General Counsel of Baker Hughes (included in Opinion filed as Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	filed herewith